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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF SCHIFINO & FLEISCHER, P.A.]


                                October 10, 1996



Chicago Miniature Lamp, Inc.
500 Chapman Street
Canton, MA 02021

Gentlemen:

        This opinion is rendered in connection with the filing by Chicago Miniature Lamp, Inc., an Oklahoma corporation (the "Corporation"), with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,200,000 shares of common stock ("Common Stock") of the Company, 3,065,000 of which are being sold by the Company ("Company Shares") and 1,135,000 of which are being sold by certain selling shareholders ("Selling Shareholders") named in the Registration Statement (the "Selling Shareholders' Shares"). In addition, the Company will grant to the underwriters an option to purchase up to an additional 459,750 shares of Common Stock and the Selling Shareholders will grant to the underwriters an option to purchase up to an additional 170,250 shares of Common Stock to cover over-allotments, if any (collectively the "Option Shares"). The Company Shares, the Selling Shareholders' Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

        We have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with or have reviewed the actions taken by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to the opinions expressed herein, we have relied upon the opinion of Baker & Hoster regarding matters of Oklahoma law, a copy of which is attached as Exhibit 5.2 to the Registration Statement.

        Based upon the foregoing, we are of the opinion that the Selling Shareholders' Shares and the Selling Shareholders' shares underlying the Option Shares are, and the Company Shares and the Company's shares underlying the Option Shares when issued and delivered in accordance with the Registration Statement will be, duly authorized and validly issued, fully paid and nonassessable under the Oklahoma General Corporation Act as in effect on this date.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the section entitled "Legal Matters."



                                           Very truly yours,



                                           SCHIFINO & FLEISCHER, P.A.




                                           William J. Schifino

WJS/amh